UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 5, 2007
180 CONNECT INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-51456 (Commission File No.)	20-2650200 (IRS Employer Identification No.)
6501 E. Belleview Avenue
Englewood, Colorado 80111
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (303) 395-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)
     On September 5, 2007, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of 180 Connect Inc. (the “Company”) adopted a form of Stock Option Agreement (the “SO Agreement”) and form of Restricted Stock Units Agreement (the “RSU Agreement”) for use under the Company’s 2007 Long-Term Incentive Plan (the “Plan”).
     The material terms of the Plan are set forth on the Company’s Registration Statement on Form S-4 (No. 333-142319), originally filed with the United States Securities and Exchange Commission on April 24, 2007, as amended (as so amended, the “Registration Statement”), in the section entitled “The Long-Term Incentive Plan Proposal,” pages 134-139, which is incorporated herein by reference.
     The SO Agreement and the RSU Agreement incorporate the terms of the Plan and contain certain additional provisions.
     The terms of the SO Agreement provide that:
     (i) In the event of the employee’s Termination of Employment (as defined below) due to death or Disability (as defined below), unvested stock options will not be forfeited, but will become immediately vested and exercisable in full and will remain outstanding and exercisable until the first anniversary of the date of Termination of Employment due to death or Disability (but in no event after the stated expiration date), at which date the stock options will cease to be exercisable and will terminate.
     (ii) In the event of the Retirement (as defined below) of the employee, unvested stock options will not be forfeited, but will become immediately vested and exercisable in full and will remain outstanding and exercisable until the stated expiration date, at which date the stock options will cease to be exercisable and will terminate.
     (iii) In the event of the employee’s Termination of Employment by the Company or the employee voluntarily (other than a Retirement), all unvested stock options will be immediately forfeited. In the case of Termination of Employment by the Company not for Cause (as defined below) or employee’s voluntary termination all vested stock options will cease to be exercisable and will terminate on the date 90 days after Termination of Employment (but in no event after the stated expiration date of the stock options). In the case of Termination of Employment by the Company for Cause, all vested stock options also will cease to be exercisable and will terminate immediately.
     (iv) In the event of employee’s death following a Termination of Employment, the stock options shall remain outstanding in accordance with the provisions of the SO Agreement applicable to the Termination of Employment. Any stock options following the employee’s death may be exercised by the employee’s legal representative, distributee, legatee or designated beneficiary, as the case may be.
     The terms of the SO agreement also provide that if the employee engages in any activity inimical, contrary or harmful to the interests of the Company, including but not limited to: (a) competing, directly or indirectly (either as owner, employee or agent), with any of the businesses of the Company, (b) violating any Company policies, (c) soliciting any present or future employees or customers of the

Company to terminate such employment or business relationship(s) with the Company, (d) disclosing or misusing any confidential information regarding the Company, or (e) participating in any activity not approved by the Board of Directors of the Company which could reasonably be foreseen as contributing to or resulting in a Change of Control of the Company (as defined in the Plan) (such activities to be collectively referred to as “Wrongful Conduct”), then (i) any awards, to the extent not fully vested, shall terminate automatically on the date on which the employee fist engaged in such wrongful conduct, and (ii) if the misconduct occurred within six months of a vesting date, the employee shall pay to the Company in cash any financial gains realized upon the exercise of the stock options.
     The terms of the RSU Agreement provide that:
     (i) In the event of employee’s Termination of Employment due to death or Disability, unvested restricted stock units will not be forfeited, but will become immediately vested and non-forfeitable, and such restricted stock units, together with any then-outstanding restricted stock units that previously became vested, will be settled within 60 days thereafter if not previously settled.
     (ii) In the event of Retirement of the employee, unvested restricted stock units will not be forfeited, but will remain outstanding until the applicable vesting date(s), at which date(s) the restricted stock units will be settled at or within 15 days after the earliest of the original settlement date, the occurrence of death or Disability, or in accordance with paragraph (iv) below.
     (iii) In the event of the employee’s Termination of Employment by the Company or the employee voluntarily (other than a Retirement), all unvested restricted stock units will be immediately forfeited unless otherwise determined by the Committee in the case of a Termination of Employment by the Company not for Cause. The vested outstanding restricted stock units not previously settled, will be settled within 15 days after the earliest of the original settlement date, the occurrence of death or Disability, or in accordance with paragraph (iv) below.
     (iv) Upon a Change of Control of the Company, all unvested restricted stock units will become immediately vested unless otherwise determined by the Company. Restricted stock units vested, but not previously settled, will be settled immediately upon a Change of Control, except that, in the case of any restricted stock unit that constitutes a deferral of compensation for purposes of Section 409A of the Internal Revenue Code, if the Change of Control does not constitute a change of control within the meaning of Treas. Reg. § 1.409A-3(i)(5), then such restricted stock units will be settled at the earliest date thereafter at which the restricted stock units otherwise would have been settled.
     The terms of the RSU Agreement also provide that dividend equivalents payable on restricted stock units will be accrued (in cash, without interest) at the time that dividends are otherwise paid to owners of the Company common stock.
     The terms of the RSU Agreement further provide that if the employee engages in any Wrongful Conduct, then (i) any awards, to the extent they remain restricted, shall terminate automatically on the date on which the employee first engaged in such Wrongful Conduct, (ii) if the misconduct occurred within six months of a vesting date, the employee shall pay to the Company in cash any financial gain realized from the vesting of the restricted stock units, and (iii) if the misconduct occurred after the restricted stock units were deferred and prior to the deferred payment date, the employee shall forfeit the deferred restricted stock units and any awards shall terminate automatically on the date on which the employee first engaged in such Wrongful Conduct.

     As used in both the SO Agreement and the RSU Agreement:
     (i) The term “Cause” means (A) employee’s conviction of any criminal violation involving dishonesty, fraud or breach of trust or (B) employee’s willful engagement in gross misconduct in the performance of employee’s duties that materially injures the Company.
     (ii) The term “Disability” means a disability as defined under Treas. Reg. § 1.409A-3(i)(4), as determined by the Company based upon written evidence of such disability from a medical doctor in a form satisfactory to the Company.
     (iii) The term “Retirement” means Termination of Employment by either the Company or employee either (A) at or after the employee has attained age 62 or (B) at or after the employee has attained age 60 with at least ten years of service to the Company, provided that a Termination by the Company for Cause shall not be deemed a Retirement. For this purpose, any period of service by employee to a predecessor of the Company or to a company that has been acquired by the Company shall be counted toward years of service with the Company.
     (iv) The term “Termination of Employment” means the event by which employee ceases to be employed by the Company or any subsidiary of the Company and, immediately thereafter, is not employed by or providing substantial services to any of the Company or a subsidiary of the Company. If employee is granted a leave of absence for military or governmental service or other purposes approved by the Board, he or she shall be considered as continuing in the employ of the Company, or of a subsidiary of the Company, for the purpose of this subsection, while on such authorized leave of absence.
     The Company intends to use the form of SO Agreement and RSU Agreement in connection with future awards of stock options and restricted stock units to its officers, directors and employees.
     The foregoing descriptions of the SO Agreement, the RSU Agreement and the Plan do not purport to be complete and are qualified by reference in their entireties to the full texts of such documents, copies of which are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively, and incorporated herein by reference.
     On September 5, 2007, the Committee awarded stock options and restricted stock units under the Plan to certain executive officers and directors of the Company each pursuant to an SO Agreement and RSU Agreement. Awards to the executive officers and directors were as follows:

Name	Position	Stock Options	Restricted Stock Units
Peter Giacalone	Chief Executive Officer and Director	185,000	185,000
M. Brian McCarthy	Executive Chairman of the Board	170,000	170,000
Steven Westberg	Chief Financial Officer	60,000	40,000
Mark Burel	Chief Operating Officer	60,000	40,000
     The restricted stock units and stock options granted to Peter Giacalone and M. Brian McCarthy vest in four equal installments on March 1, 2008, September 5, 2008, September 5, 2009 and September 5, 2010. The restricted stock units and stock options granted to Steven Westberg and Mark Burel vest in four equal annual installments beginning on September 5, 2008. The stock options have an exercise price of $3.25 per share, the closing price of 180 Connect Inc. on the date of grant.

Item 9.01. Financial Statements and Exhibits.
(c) Exhibits

99.1	Form of Stock Option Agreement

99.2	Form of Restricted Stock Units Agreement

99.3	2007 Long-Term Incentive Plan

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

180 CONNECT INC.
Dated: September 10, 2007	By:	Peter Giacalone
Peter Giacalone
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Form of Stock Option Agreement
99.2	Form of Restricted Stock Units Agreement
99.3	2007 Long-Term Incentive Plan